UNITED STATES DISTRICT COUT
SOUTHERN DISTRICT OF NEW YORK
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NATIONAL OIL WELL MAINTENANCE
CO., et al.,

ORDER OF DISCONTINUANCE
02 Civ. 7666 (LBS)(FM)
Plaintiffs,
-against-

FORTUNE OIL & GAS INC., et al,

Defendants
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FRANK MAAS, United States Magistrate Judge.

This case was referred to me for settlement purposes. On Friday, January 6, 2006, the parties reached a settlement on the record and consented to my jurisdiction pursuant to 28 U.S.C. § 636 © for the limited purpose of entering an Order of Discontinuance. Accordingly, the ease is hereby dismissed with prejudice and without costs to either side, and the Clerk of the Court is respectfully requested to close the case.

SO ORDERED.

Dated:  New York, New York
January 6, 2006

/s/ Frank Maas
FRANK MAAS
United States Magistrate Judge

Copies to:
Hon. Leonard B. Sand
United Stated District Judge

Mario M. Kranjae, Esq. / Michael T. Conway, Esq.
Lazare, Potter, Giacovas & Kranjae, LLP

Ira S. Sacks, Esq.
Dreier LLP
(212) 328-6101 (fax)